Exhibit 99.1

SACHEM CAPITAL REPORTS SECOND QUARTER 2023 RESULTS – PRODUCES RECORD REVENUE GROWTH OF 31.2% TO $16.5 MILLION

- Company to Host Webcast and Conference Call -

BRANFORD, Conn., August 14, 2023 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) announced its financial results for the quarter ended June 30, 2023. The company will host a webcast and conference Tuesday, August 15, 2023 at 8:00 a.m. Eastern Time to discuss in greater detail its financial performance and operating results for the second quarter.

John Villano, CPA, Sachem Capital’s Chief Executive Officer, stated, “We produced another strong quarter of earnings as we effectively navigated the volatility and uncertainty in the current economy. Armed with enhanced underwriting and a high-quality team, Sachem remains steadfast in its ability to originate loans that minimize risk and insulate our portfolio. We continue to explore opportunities to expand our lending business, despite the ongoing market dislocation. Going forward, we will continue to be judicious in our approach to capital deployment to provide our shareholders with long-term and sustainable risk-adjusted returns.”

Results of operations for quarter ended June 30, 2023

Total revenue grew 31.2% to approximately $16.5 million, compared to $12.5 million for the quarter ended June 30, 2022. The growth in revenue was due primarily to an increase in lending operations, as well the rates that the Company was able to charge borrowers. For the second quarter 2023, interest income was approximately $11.9 million compared to approximately $10.4 million for the 2022 period.

Total operating costs and expenses for the quarter ended June 30, 2023 were approximately $10.8 million, compared to $7.3 million for 2022 period. Given the company’s ongoing investments in its growth strategies, the largest contributor to this increase was interest and amortization of deferred financing costs, which were approximately $7.1 million in the quarter, compared to $5.2 million in 2022 period. The balance of the changes was attributable to (i) approximately $671,000 in general and administrative expenses, (ii) approximately $375,000 of compensation, fees and taxes, (iii) approximately $210,000 loss on sale of real estate, and (iv) approximately $183,000 of impairment loss.

Net income attributable to common shareholders for the three months ended June 30, 2023 was approximately $4.8 million, or $0.11 per share, compared to $4.3 million, or $0.12 per share for the three months ended June 30, 2022.

Balance Sheet

Total assets at June 30, 2023 grew 10.3% to approximately $624.0 million compared to $565.7 million at December 31, 2022. The rise in assets was due primarily to the growth in the company’s mortgage loan portfolio and in its investment securities holdings, which increased approximately $46.0 million and $12.6 million, respectively. Total liabilities at June 30, 2023 were approximately $395.0 million compared to $348.0 million at December 31, 2022.

Total indebtedness at quarter end included approximately $281.2 million of notes payable (net of approximately $7.2 million of deferred financing costs), approximately $35.9 million balance on the margin loan account with Wells Fargo Advisors and on the revolving credit facility with Needham Bank, approximately $50.5 million outstanding on the master repurchase financing facility with an affiliate of Churchill Real Estate, approximately $1.7 million outstanding on the mortgage loan with New Haven Bank, and approximately a $6.2 million secured note payable with PeoplesBank.

Total shareholders’ equity at June 30, 2023 rose $11.3 million to approximately $229.0 million compared to $217.7 million at December 31, 2022. The change was primarily due to additional paid-in capital of approximately $10.4 million.

Dividends

Subsequent to quarter end, on August 11, 2023, the company paid a quarterly dividend of $0.13 per share to shareholders of record as of the close of trading on the NYSE American on August 7, 2023.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders, and the company intends to comply with this requirement for the current year.

Investor Conference Webcast and Call

The company will host a webcast and conference call tomorrow, Tuesday, August 15, 2023 at 8:00 a.m. Eastern Time, to discuss in greater detail its financial results for the quarter ended June 30, 2023. A webcast of the call may be accessed on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

Interested parties can access the conference call via telephone by dialing toll free 1-877-704-4453 for U.S. callers or +1 201-389-0920 for international callers.

Replay

The webcast will also be archived on the company’s website and a telephone replay of the call will be available through Tuesday, August 29, 2023 and can be accessed by dialing 1-844-512-2921 for U.S. callers or +1 412-317-6671 for international callers and by entering replay passcode: 13739152.

About Sachem Capital Corp

Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., three years or less) secured, non-banking loan to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The company will also make opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2022 filed with the U.S. Securities and Exchange Commission on March 31, 2023, as supplemented by subsequently filed Quarter Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the company in the context of these risks and uncertainties.

Investor & Media Contact:

Email: investors@sachemcapitalcorp.com

SACHEM CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$15,128,984	$23,713,097
Investment securities	37,201,120	24,576,462
Mortgages receivable, net	506,653,156	460,633,268
Interest and fees receivable	7,736,475	6,309,845
Due from borrowers	6,765,910	5,276,967
Real estate owned	4,998,934	5,216,149
Investments in partnerships	35,399,190	30,831,180
Property and equipment, net	4,534,711	4,121,721
Other assets	5,612,286	4,983,173
Total assets	$624,030,766	$565,661,862

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured notes payable (net of deferred financing costs of $7,223,456 and $8,352,597)	$281,178,294	$280,049,153
Secured note payable	6,224,000	—
Repurchase facility	50,509,605	42,533,466
Mortgage payable	1,649,167	750,000
Line of credit	35,900,737	3,587,894
Accrued dividends payable	—	5,342,160
Accounts payable and accrued liabilities	2,124,028	1,439,219
Advances from borrowers	12,586,438	9,892,164
Deferred revenue	4,815,702	4,360,452
Total liabilities	394,987,971	347,954,508

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 2,903,000 shares designated as Series A Preferred Stock; 1,928,000 and 1,903,000 shares of Series A Preferred Stock issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,928	1,903
Common stock - $.001 par value; 200,000,000 shares authorized; 43,822,050 and 41,093,536 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	43,822	41,094
Paid-in capital	236,595,201	226,220,990
Accumulated other comprehensive loss	(376,078)	(561,490)
Accumulated deficit	(7,222,078)	(7,995,143)
Total shareholders’ equity	229,042,795	217,707,354
Total liabilities and shareholders’ equity	$624,030,766	$565,661,862

SACHEM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Interest income from loans	$11,898,484	$10,433,572	$22,881,810	$18,944,947
Investment gain, net	333,873	230,602	608,669	347,940
Income from partnership investments	1,006,477	317,004	1,556,200	589,493
Origination and modification fees, net	1,764,262	2,246,775	3,240,183	4,090,616
Fee and other income	1,570,976	798,609	2,278,581	1,407,172
Unrealized gain (loss) on investment securities	(115,789)	(1,478,432)	600,600	(2,530,662)
Total revenue	16,458,283	12,548,130	31,166,043	22,849,506

Operating costs and expenses:
Interest and amortization of deferred financing costs	7,138,940	5,209,865	14,011,907	9,108,253
Compensation, fees and taxes	1,562,465	1,187,940	3,341,783	2,181,903
General and administrative expenses	1,317,348	645,871	2,215,463	1,277,819
Other expenses	212,822	130,060	296,545	229,331
(Gain) Loss on sale of real estate	21,239	(188,182)	(126,861)	(122,343)
Provision for Credit Losses	94,932	105,000	196,447	105,000
Impairment loss	412,500	230,000	412,500	490,500
Total operating costs and expenses	10,760,246	7,320,554	20,347,784	13,270,463
Net income	5,698,037	5,227,576	10,818,259	9,579,043
Preferred stock dividend	(924,762)	(921,766)	(1,849,525)	(1,843,531)
Net income attributable to common shareholders	4,773,275	4,305,810	8,968,734	7,735,512

Other comprehensive loss
Unrealized gain (loss) on investment securities	93,775	(192,764)	185,412	50,044
Comprehensive income	$4,867,050	$4,113,046	$9,154,146	$7,785,556
Basic and diluted net income per common share outstanding:
Basic	$0.11	$0.12	$0.21	$0.22
Diluted	$0.11	$0.12	$0.21	$0.22
Weighted average number of common shares outstanding:
Basic	43,844,285	36,373,570	43,321,303	35,630,455
Diluted	43,844,285	36,373,877	43,321,303	35,636,374

SACHEM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOW

(unaudited)

	Six Months Ended
	June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,818,259	$9,579,043
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	1,224,324	1,108,675
Depreciation expense	109,497	44,478
Stock based compensation	395,709	230,167
Provision for credit losses	196,447	105,000
Impairment loss	412,500	490,500
(Gain) Loss on sale of real estate	(126,861)	(122,343)
Unrealized (gain) loss on investment securities	(600,600)	2,530,662
Gain on sale of investment securities	24,285	148,565
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(1,455,807)	(1,620,733)
Other assets - miscellaneous	(863,887)	(393,624)
Due from borrowers	(1,521,226)	(1,102,371)
Other assets - prepaid expenses	163,617	101,149
(Decrease) increase in:
Accrued Interest	168,919	301,495
Accounts payable and accrued liabilities	(9,596)	(323,887)
Deferred revenue	455,250	(15,493)
Advances from borrowers	2,694,274	(3,729,817)
Total adjustments	1,266,845	(2,247,577)

NET CASH PROVIDED BY OPERATING ACTIVITIES	12,085,104	7,331,466

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(18,346,504)	(36,088,438)
Proceeds from the sale of investment securities	6,560,095	59,710,599
Purchase of interests in investment partnerships, net	(4,568,010)	(13,561,132)
Proceeds from sale of real estate owned	191,274	1,397,502
Acquisitions of and improvements to real estate owned, net	(180,146)	(19,917)
Purchase of property and equipment	(722,487)	(815,339)
Principal disbursements for mortgages receivable	(114,468,454)	(191,971,926)
Principal collections on mortgages receivable	66,355,505	60,895,362
Other assets	19,927	(114,244)
NET CASH USED FOR INVESTING ACTIVITIES	(65,158,800)	(120,567,533)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayment of) line of credit	32,312,843	(9,771,376)
Net proceeds from repurchase facility	7,976,139	20,285,241
Proceeds from mortgage	899,167	—
Accounts payable and accrued liabilities - principal payments on other notes	(6,014)	(13,281)
Dividends paid on Common Stock	(11,048,257)	(8,253,864)
Dividends paid on Preferred Stock	(1,849,525)	(1,843,531)
Proceeds from issuance of common shares, net of expenses	9,690,580	21,230,975
Common Stock buyback	(226,327)	—
Proceeds from issuance of Series A Preferred Stock, net of expenses	516,977	—
Gross proceeds from issuance of fixed rate notes	—	81,875,000
Gross proceeds from issuance of secured note	6,224,000	—
Financings costs incurred in connection with fixed rate notes	—	(3,081,500)
NET CASH PROVIDED BY FINANCING ACTIVITIES	44,489,583	100,427,664

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,584,113)	(12,808,403)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	23,713,097	41,938,897

CASH AND CASH EQUIVALENTS - END OF PERIOD	$15,128,984	$29,130,494